UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
January 29, 2016
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 29, 2016, the board of directors of lululemon athletica inc. (the "Company") increased the size of the board of directors from ten to eleven members and appointed Kathryn Henry as a Class III director to fill the newly-created vacancy. Ms. Henry will serve as a member of the class of directors whose terms expire at the 2016 Annual Meeting of Stockholders and until such time as her successor is duly elected and qualified, or until her earlier resignation or removal. Ms. Henry is an independent consultant providing retail and information technology advisory services and served as the Company's Chief Information Officer, Logistics & Distribution from November 2010 until March 2014.
Ms. Henry will receive compensation for her service as a director consistent with that of the Company's other non-employee directors, as described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2015, except that prior to the Company's 2016 Annual Meeting of Stockholders she will receive a pro rata portion of the annual restricted stock grants made to non-employee directors. Ms. Henry will also enter into the standard form indemnification agreement for directors and certain officers (which was previously filed as Exhibit 10.16 to the Company's Registration Statement on Form S-1 dated July 9, 2007).
Ms. Henry was designated for appointment to the board of directors by Dennis J. Wilson in accordance with the terms of a support agreement (the "Support Agreement”) between the Company, Mr. Wilson and certain entities affiliated with Advent International in connection with a Stock Purchase Agreement between Advent and Mr. Wilson, dated August 7, 2014. A copy of the Support Agreement was previously filed as Exhibit 99.1 to the Company's current report on Form 8-K filed with the SEC on August 7, 2014. Pursuant to the Support Agreement, Mr. Wilson has a continuing right to designate one person for nomination to serve on the board of directors for so long as Mr. Wilson beneficially owns at least 8.0% of the Company's voting securities; provided, however, that this designation right will terminate, and the person designated by Mr. Wilson shall immediately tender his or her resignation as a member of the board of directors, upon the taking of any action by Mr. Wilson that would be prohibited during the Standstill Period (as defined in the Support Agreement).
A copy of the press release the Company issued in connection with this appointment is furnished as Exhibit 99.1 to this current report.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

99.1	Press release entitled "Kathryn Henry Joins lululemon athletica Board of Directors" issued on February 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: February 2, 2016	/s/ STUART HASELDEN
Stuart Haselden
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled "Kathryn Henry Joins lululemon athletica Board of Directors" issued on February 2, 2016.